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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 17, 2002


                             ----------------------



                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.
               (Exact name of registrant as specified in charter)



Delaware                         0-16217                  33-0041789
(State or other                  (Commission              (IRS Employer
jurisdiction of                  File Number)             identification no.)
incorporation)



                   14315 West Hardy Road, Houston, Texas 77060
                    (Address of principal executive offices)


                                 (281) 847-0029
              (Registrant's telephone number, including area code)



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ITEM 4. Company Breaks Escrow on Private Placement of Equity

North American Technologies Group, Inc., announced today in a press release that the opening level of more than $500,000 has been reached in its current private placement of common stock.

The Company will use the proceeds from the private placement for engineering and equipment for the construction of a second and larger manufacturing production line for its TieTek, Inc. subsidiary, as well as capital improvements for the existing line. TieTek has committed to doubling the space at its Houston, Texas, manufacturing facility.

Design, construction, installation and start-up of the second line is estimated to require six months. The Company estimates that, upon completion of a second line, production of TieTek(TM) railroad ties will ramp up to over 20,000 ties per month.

About North American Technologies Group

North American technologies Group, Inc., through its TieTek subsidiary, has already produced more than 55,000 composite railroad ties in use throughout the United States and abroad. Its patented technology utilizes recycled plastics, tires and other raw materials to produce composite parts that are an alternative to hardwood in structural applications. In the case of railroad crossties, the TieTek product eliminates the need to harvest many hundreds of mature hardwood trees per mile of track installed while avoiding the requirement for toxic preservatives. The Company also is developing other markets for its composite technology, including structural applications in the marine, construction products, transportation, mining and oil production.

Statements contained in this Report about the Company's future outlook, prospects and plans, including those that express belief, expectation, estimates or intentions, as well as those that are not statements of historical fact, are forward looking. These statements represent the Company's reasonable belief and are based on the Company's current expectations and assumptions with respect to future events. While the Company believes its expectations and assumptions are reasonable, they involve risks and uncertainties beyond the Company's control that could cause the actual results or outcome to differ materially and significantly from the expected results or outcome. Such factors include any significant change in the industry served by the Company or the economy generally, as well as the Company's failure to meet operating and production objectives or to execute the operating plan, increased or new competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Report speak only as of the date hereof, and the Company disclaims any duty to update these statements.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.



                                    /s/ Henry W. Sullivan
                                    --------------------------------------------
                                    Henry W. Sullivan, President and CEO


Dated: July 18, 2002